Exhibit 8(b)
Appendix "B"
To
Custodian Agreement
Between
Brown Brothers Harriman & Co. and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of September 14, 1995
 The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of September 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians
CUSTODIAN      PURPOSE
None
B. Special Subcustodians:
SUBCUSTODIAN      PURPOSE
Bank of New York     FICASH
C.  Foreign Subcustodians:
COUNTRY FOREIGN SUBCUSTODIAN  DEPOSITORY
Argentina Citibank, N.A., Buenos Aires  Caja de Valores, S.A.
 (Citibank, N.A., New York Agt. 7/16/81
 New York Agreement Amendment 8/31/90)

 First National Bank of Boston, Buenos Aires
Australia National Australia Bank Ltd., Melbourne  Austraclear Limited
 (National Australia Bank Agt. 5/1/85
 Agreement Amendment 2/13/92  The Reserve Bank Information and
 Omnibus Amendment 11/22/93)  Transfer System (RITS)
Austria Creditanstalt-Bankverein, Vienna  Osterreichische Kontrollbank
 (Creditanstalt Bankverein Agreement 12/18/89 Aktiengesellschaft (OEKB) Omnibus Amendment 1/17/94)
Bangladesh Standard Chartered Bank, Dhaka  None
 (Standard Chartered Bank Agreement 2/18/92)
Belgium Morgan Guaranty Trust Co. of New York, Brussels Caisse Interprofessionnelle de Depot
 (Morgan Guaranty Trust Company Agreement 2/25/86 et de Virement de Titres
(CIK)
 (acting through its Brussels office)) Banque Nationale de Belgique Bostwana Barclays Bank of Bostwana Ltd., Gaborone None
 (Barclays Bank Agreement 10/5/94)

Brazil First National Bank of Boston, Sao Paulo  Sao Paulo Stock Exchange
 (First National Bank of Boston Agreement 1/15/88  (BOVESPA), Sistema
Especial de
 Omnibus Amendment 2/22/94)  Liquidacao e Custodia (SELIC)
   Rio de Janeiro Exchange (BVRJ);
   Camara de Liquidacao e Custodia
   S.A.  (CLC)
Canada Canadian Imperial Bank of Commerce, Toronto Canadian Depository for Securities,
 (Canadian Imperial Bank of Commerce  Ltd., (CDS)
 Agreement 9/9/88)
Chile Citibank, N.A., Santiago  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

China-Shanghai Standard Chartered Bank, Shanghai  Shanghai Securities
Central Clearing    (Standard Chartered Bank Agreement 2/18/92)  &
Registration Corporation      (SSCCRC)
China-Shenzhen Standard Chartered Bank, Shenzhen  Shenzhen Securities
Registration     (Standard Chartered Bank Agreement 2/18/92)  Corp. Ltd.,
(SSRC)
Colombia Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank N.A. Subsidiary Amendment 8/7/92
 Citibank N.A./Cititrust Colombia Agreement 12/2/91)

Czech Republic Ceskoslovenska Obchodni Banka, A.S., Prague  Securities
Center (SCP)
 (Ceskoslovenska Obchodni Banka Agreement 2/28/94) Czech National Bank Denmark Den Danske Bank, Copenhagen Vaerdipapircentralen - VP Center
 (Den Danske Bank Agreement 1/1/89
 Omnibus Amendment 4/6/94)

Finland Union Bank of Finland Ltd., Helsinki  The Central Share Register of
 (Union Bank of Finland Agreement 2/27/89 Finland Cooperative (CSR) Omnibus Agreement 4/6/94) Helsinki Money Market Center Ltd.,
   (HMMC)
France Morgan Guaranty Trust Co., of New York, Paris  SICOVAM
 (Morgan Guaranty Trust Company Agreement 4/2/93
 (acting through its Paris office))  Banque de France
Germany Morgan Guaranty Trust Co. of New York, Frankfurt Deutscher Kassenverein AG (DKV)
 (Morgan Guaranty Trust Company Agreement 12/12/94
 (acting through its Frankfurt office))

Ghana Barclays Bank of Ghana Ltd., Accra  None
 (Barclays Bank Agreement 10/5/94)

Greece Citibank, N.A., Athens  Apothetirio Titlon A.E.
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

Hong Kong Chase Manhattan Bank, N.A., Hong Kong  Hong Kong Securities
Clearing Co.    (Chase Manhattan Bank, Hong Kong Agmt. 6/4/79  Ltd.,
(HKSCC), Central Clearing and
 Chase Manhattan Bank, Hong Kong Amdmt. 9/17/90 Settlement System (CCASS) Chase Manhattan Bank, Hong Kong Suppl. 8/12/92)

 The Hongkong & Shanghai Banking
 Corp., Ltd., Hong Kong
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)

Hungary Citibank Budapest, Rt.  Central Depository and Clearing
 (Citibank N.A., New York Agreement 7/16/81 House (Budapest) Ltd., New York Agreement Amendment 8/31/90 (KELER Ltd.)
 Citibank N.A. Subsidiary Amendment 8/7/92
 Citibank N.A./Citibank Budapest Agmt. 1/24/92
 (amended 6/23/92 and 9/29/92))
India Citibank, N.A., Bombay  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Bombay Amendment 11/17/93)

 Standard Chartered Bank
 (Standard Chartered Bank Agreement 2/18/92
 SCB, Bombay Annexure and Side Letter 7/18/94)
Indonesia Citibank, N.A., Jakarta  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)
Ireland Allied Irish Banks, plc., Dublin  Gilt Settlement Office (GSO)
 (Allied Irish Banks Agreement 1/10/89
 Omnibus Amendment 4/8/94)
Israel Bank Hapoalim, B.M.  Tel-Aviv Stock Exchange
 (Bank Hapoalim Agreement 8/27/92)  (TASE) Clearinghouse Ltd.
Italy Banca Commerciale Italiana, Milan  Monte Titoli S.p.A.
 (Banca Commerciale Italiana Agreement 5/8/89  Banca D'Italia
 Agreement Amendment 10/8/93
 Omnibus Amendment 12/14/93)
Japan Sumitomo Trust & Banking Co., Osaka  Japan Securities Depository
Center
 (Sumitomo Trust & Banking Agreement 7/17/92  (JASDEC)
 Omnibus Amendment 1/13/94)  Bank of Japan
Kenya Barclays Bank of Kenya Ltd.  None
 (Barclays Bank Agreement 10/5/94)
Malaysia Hongkong Bank Malaysia Berhad  Malaysian Central Depository Sdn.
  (Hongkong & Shanghai Banking Corp. Agt. 4/19/91  Bhd. (MCD)
 Omnibus Supplement 12/29/93  Bank Negara Malaysia
 Malaysia Subsidiary Supplement 5/23/94)
Mexico Citibank Mexico, S.A., Mexico City  Institucion para el Deposito de
 (Citibank N.A., New York Agreement 7/16/81  Valores- S.D. INDEVAL, S.A. de
   New York Agreement Amendment 8/31/90  C.V.
 Citibank, Mexico, S.A. Amendment 2/7/95)  Banco de Mexico
Morocco Banque Marocaine du Commerce Exterieur,   None
 Casablanca
 (BMCE Agreement 7/6/94)
Netherlands ABN-AMRO, Bank N. V., Amsterdam  Nederlands Centraal Instituut
voor     Giraal Effektenverkeer BV   (NECIGEF)/KAS Associatie N.V.
(ABN-AMRO Agreement 12/19/88)  (KAS)
   De Nederlandsche Bank  (DBN)
New Zealand National Australia Bank Ltd., Melbourne  Austraclear Limited
(RBNZ)
 (National Australia Bank Agreement 5/1/85
 Agreement Amendment 2/13/92
 Omnibus Amendment 11/22/93
 New Zealand Addendum 3/7/89)

Norway Den norske Bank, Oslo  Verdipapirsentralen (VPS)
 (Den norske Bank Agreement 11/16/94)

Pakistan Standard Chartered Bank, Karachi  None
 (Standard Chartered Bank Agreement 2/18/92)

Peru Citibank, N.A., Lima  Caja de Valores (CAVAL)
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

Philippines Citibank, N.A., Manila  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

Poland Citibank Poland, S.A.  National Depository of Securtities
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank Subsidiary Amendment 8/7/92
 Citibank, N.A./Citibank Poland S.A. Agt. 11/6/92)
Portugal Banco Espirito Santo E Comercial   Central de Valores Mobiliaros
 de Lisboa, S.A., Lisbon  (Interbolsa)
 (BESCL Agreement 4/26/89
 Omnibus Amendment 2/23/94)
Singapore Chase Manhattan Bank, N.A., Singapore  Central Depository Pte
Ltd., (CDP)
 (Chase Manhattan Bank Singapore Agmt. 6/9/80
 Chase Manahattan Bank Sigapore Amendment 9/17/90
 Chase Manhattan Bank Singapore Supplement 5/19/92)

 Hongkong & Shanghai Banking
 Corp., Ltd., Singapore
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)
Slovak Republic Ceskoslovenska Obchodni Banka, A.S., Bratislava Stredisko Cennych Papeirov (SCP)
 (Ceskoslovenska Obchodni Banka Agmt. 10/12/94)
   National Bank of Slovakia
South Africa First National Bank of Southern Africa Ltd.,  The Central
Depository (Pty) Ltd.    Johannesburg  (CD)
 (First National Bank of Southern Africa Agmt. 8/7/91)
South Korea Citibank, N.A., Seoul  Korean Securities Depository (KSD)
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Seoul Agreement Supplement 10/28/94)

Spain Banco Santander S.A., Madrid  Servicio de Compensacion y
 (Banco Santander Agreement 12/14/88)  Liquidacion de Valores (SCLV)
   Banco de Espana
Sri Lanka Hongkong & Shanghai Banking Corp. Ltd.,   Central Depository
System (Pvt)     Colombo  Limited, (CDS)
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)
Swaziland Barclays Bank of Swaziland Ltd.  None
 (Barclays Bank Agreement 10/5/94)
Sweden Skandinaviska Enskilda Banken, Stokholm  Vardepappercentralen VPC AB
 (Skandinaviska Enskilda Banken Agreement 2/20/89
 Omnibus Amendment 12/3/93)
Switzerland Swiss Bank Corporation, Basel  Schweizerische Effekten - Giro
A.G.
 (Swiss Bank Corporation Agreement 3/1/94)  (SEGA)
Taiwan Standard Chartered Bank Taiwan Securities Central Depository (Standard Chartered Bank Agmt. 2/18/92) Co. Ltd. (TDSC)
Thailand Hongkong & Shanghai Banking Corp. Ltd.,   Share Depository Center
(SDC)
 Bangkok
 (Hongkong & Shanghai Banking Corp. Agmt. 4/19/91
 Omnibus Amendment 12/29/93)
Transnational Brown Brothers Harriman & Co.  CEDEL S.A., Luxembourg
   Euroclear Clearance System
   Societe Cooperative, Belgium
Turkey Citibank, N.A., Istanbul  Takas ve Saklama A.S. (TvS)
 (Citibank N.A., New York Agmt. 7/16/81
 New York Agmt. Amendment 8/31/90)  Central Bank of Turkey (CBT)
United Kingdom The Bank of New York, London  Central Gilts Office (CGO)
 (Morgan Guaranty Trust Company Agmt. 4/2/93
 (acting through its London office))

 Morgan Guaranty Trust Co. of New York, London Central Money Markets
Office(CMO)

Uruguay Citibank, N.A., Montevideo  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

Venezuela Citibank, N.A., Caracas  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)
Zimbabwe Barclays Bank of Zimbabwe Ltd., Harare  None
 (Barclays Bank Agreement 10/5/94)
  Each of the Investment Companies Listed on      Appendix "A" to the
Custodian Agreement,
  on Behalf of Each of Their Respective       Portfolios
       By: /s/Kenneth A. Rathgeber
       Name: Kenneth A. Rathgeber
       Title: Treasurer